BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2010 ANNUAL REPORT ON FORM 10-K

EXHIBIT 10.17(a)

AMENDMENT TO THE BRIGGS & STRATTON

PRODUCT PROGRAM

The Board of Directors approved the elimination of the tax gross up on the purchase of company products. The directors will continue to receive up to $10,000 annually for the purchase of company products.